Exhibit 99.1

Biofrontera Inc. Reports Record Fourth Quarter and Full Year 2025 Financial Results and Provides a Business Update

Conference call will be held today, Thursday, March 19 at 10:00 am ET

Woburn, MA (March 19, 2026) (GLOBE NEWSWIRE) — Biofrontera Inc. (NASDAQ:BFRI) (the “Company”), a biopharmaceutical company specializing in the development and commercialization of photodynamic therapy (PDT) in dermatology, today reported financial results for the three and twelve months ended December 31, 2025 and provided a business update.

Fourth Quarter Financial Highlights

●	Revenues for 4Q25 were a record $17.1 million, a 36% increase compared to $12.6 million for the same period in 2024.
●	Gross margins were 82.4%, a roughly 2,400 basis point year over year increase compared to 58.0% in 4Q24, reflecting the transition away from the transfer pricing model under the prior license and supply agreement.
●	Operating income was $4.6 million in 4Q25 compared to a loss of $1.7 million in 4Q24.
●	Cash balance was $6.4 million as of December 31, 2025.

Recent Operational Highlights

●	Announced positive results of its Phase 2b clinical trial evaluating Ameluz® topical gel, 10% used in combination with the RhodoLED® red-light lamp series for the treatment of moderate to severe acne vulgaris (AV).
●	Announced FDA’s completion of its filing review and filing acceptance of the Company’s supplemental New Drug Application (sNDA) for Ameluz® Photodynamic Therapy (PDT) for the treatment of superficial basal cell carcinoma (sBCC).
●	Announced positive and statistically significant top-line results from its Phase 3 clinical trial evaluating Ameluz® PDT with the red-light LED (RhodoLED®) platform for the treatment of mild to moderate actinic keratoses (AKs) on the extremities, neck, and trunk.
●	Announced database lock of Phase 1 pharmacokinetics study required for FDA filing on treatment field on extremities, neck and trunk of up to 240 cm2.
●	Closed the purchase of all Ameluz and RhodoLED US Assets from Biofrontera AG. New earnout structure reduces payment rate from 25%–35% to 12%–15% of U.S. net sales.
●	Received the final $2.5 million of $11 million financing led by existing investors in October.
●	In November, announced the divestiture of its Xepi antibiotic cream to Pelthos Pharmaceuticals for $3 million at closing, $1 million upon commercial availability, and up to $6 million in milestone payments tied to revenue thresholds of $10 million and $15 million.

Hermann Luebbert, Chief Executive Officer and Chairman of Biofrontera Inc., stated: “2025 was a transformational year for Biofrontera. We delivered record annual and fourth quarter revenues, clear evidence that our refined commercial strategy is gaining traction and that the Ameluz PDT platform continues to resonate with dermatologists and their patients.

The completion of our strategic transaction with Biofrontera AG marks a fundamental inflection point for the Company. With full ownership and control of our U.S. assets—including intellectual property, regulatory approvals, and manufacturing rights—combined with a more favorable earnout structure, we have materially strengthened our cost profile. We saw this already in Q4 and expect the full annualized benefits of this transformation to be realized in 2026.

At the same time, our clinical pipeline is advancing with strong momentum, highlighted by a PDUFA date for sBCC in September 2026, positive Phase 3 results in AK on the extremities, and encouraging Phase 2b data in acne. With additional planned studies and patent protection extending through 2043, we believe we are uniquely positioned as the only company in the U.S. actively advancing FDA-controlled PDT clinical programs in dermatology.

Importantly, the combination of accelerating revenue growth, structurally lower cost of goods, and disciplined expense management drove profitability in the fourth quarter—the first full quarter reflecting our new cost structure. We believe this marks the beginning of a meaningful shift in our financial trajectory as we move toward sustained profitability and cash flow breakeven in 2026.”

Fourth Quarter Financial Results

Total revenues for the fourth quarter of 2025 were a record $17.1 million compared with $12.6 million for the fourth quarter of 2024. The 36% year-over-year growth was primarily driven by strong Ameluz sales execution and the pricing adjustment introduced in December 2025.

Gross profit margin in the fourth quarter of 2025 was 82.4% compared to 58.0% in 4Q24. Cost of goods sold related party decreased 45% year over year, driven by the transition from the pricing model under the prior license and supply agreement to the significantly lower earnout structure under the strategic transaction that took place in 2025.

Total operating expenses were $12.5 million for the fourth quarter of 2025 compared with $14.3 million for the fourth quarter of 2024.

Selling, general and administrative expenses were $8.7 million for the fourth quarter of 2025 compared with $8.2 million for the fourth quarter of 2024. The increase was mainly driven by legal costs.

Net income for the fourth quarter of 2025 was $5.6 million, compared with a net loss of $1.4 million for the prior-year quarter. This improvement was driven by higher revenues and materially lower cost of revenues resulting from the strategic transaction with Biofrontera AG, partially offset by higher legal and R&D expenses.

Adjusted EBITDA for the fourth quarter of 2025 was $4.9 million compared with $(1.4) million for the fourth quarter of 2024. We look at Adjusted EBITDA, a non-GAAP financial measure, as a indication of ongoing operations and this measurement is defined as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, and certain other non-recurring or non-cash items.

Please refer to the table below which presents a GAAP to non-GAAP reconciliation of Adjusted EBITDA for the fourth quarters of 2025 and 2024.

Full Year 2025 Financial Results

Total revenues for full year 2025 increased 12% to $41.7 million compared with $37.3 million for the full year 2024.

Gross profit margin for the full year 2025 was 73.7% compared to 50.1% for the prior year. Cost of goods sold related party decreased 43% year over year, driven by the transition from the pricing model under the prior license and supply agreement to the significantly lower earnout structure under the strategic transaction that took place in 2025.

Total operating expenses were $53.1 million for the full year 2025 compared with $54.5 million for the same period in 2024. Increased legal expense was offset by reduced operational cost.

Net loss for the full year 2025 was $10.5 million compared to a loss of $17.7 million in the prior year.

Adjusted EBITDA was $(10.6) million for the full year 2025 compared with $(15.3) million for 2024.

Please refer to the table below which presents a GAAP to non-GAAP reconciliation of Adjusted EBITDA for the fiscal years of 2025 and 2024.

Conference Call Details

Conference call: Thursday, March 19, 2026 at 10:00 AM ET

Toll Free: 1-888-222-5806 (U.S. toll-free) International: 1-412-902-6516

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=XTq1cPRZ

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatological conditions with photodynamic therapy (PDT). The Company’s products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, and in development for additional indications. For more information, visit www.biofrontera-us.com and follow Biofrontera on LinkedIn and Twitter.

Contacts Investor Relations

Ben Shamsian

Lytham Partners

646-829-9701

shamsian@lythampartners.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, in this press release, including statements regarding our strategy, future operations, regulatory process, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. The words “believe”, “anticipate”, “intend”, “expect”, “target”, “goal”, “estimate”, “plan”, “assume”, “may”, “will”, “predict”, “project”, “would”, “could” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read this press release and any documents referenced herein completely and with the understanding that our actual future results may be materially different from what we expect. While we have based these forward-looking statements on our current expectations and projections about future events, we may not actually achieve the plans, intentions or expectations disclosed in or implied by our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

These forward-looking statements are subject to risks, uncertainties and assumptions about us and accordingly, actual results or events could differ materially from the plans, intentions and expectations disclosed in or implied by the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: our ability to achieve and sustain profitability; our ability to compete effectively in selling our products; our ability to expand, manage and maintain our direct sales and marketing efforts, including our ability to obtain the financing to develop our marketing strategy, if needed; changes in our relationship with our manufacturing partners and the possible impact of tariffs; our ability to manufacture our products; our ability to adequately protect our intellectual property and operate the business without infringing upon the intellectual property rights of others; our actual financial results may vary significantly from forecasts and from period to period; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; market risks regarding consolidation and group purchasing organizations (“GPOs”) in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third-party payors for our products, or procedures using our products significantly declines; our ability to market, commercialize, achieve market acceptance for and sell our products; the fact that product quality issues or product defects may harm our business; any claims brough against the Company, including but not limited to product liability claims, claims of patent infringement, or claims challenging the validity of our intellectual property; our ability to maintain compliance with The Nasdaq Stock Market, LLC (“Nasdaq”) continued listing standards; our ability to comply with the requirements of being a public company; the progress, timing and completion of research, development and preclinical studies and clinical trials for our products; our ability to obtain and maintain the regulatory approvals necessary for the marketing of our products in the United States, and; and other factors that may be disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which can be obtained on the SEC website at www.sec.gov. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

(Tables follow)

BIOFRONTERA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$6,392	$5,905
Investment, related party	9	7
Accounts receivable, net	7,291	5,315
Inventories	1,426	6,646
Prepaid expenses and other current assets	2,279	527
Asset held for sale	-	2,300
Other assets, related party	686	-

Total current assets	18,083	20,700

Inventories, long term	3,729	-
Property and equipment, net	2,158	80
Operating lease right-of-use assets	1,584	903
Intangible assets, net	2,650	35
Other assets	360	383

Total assets	$28,564	$22,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,855	1,856
Accounts payable, related parties, net	4,811	5,344
Operating lease liabilities	332	548
Accrued expenses and other current liabilities	4,897	4,273

Total current liabilities	11,895	12,021

Long-term liabilities:
Convertible notes payable	4,589	4,098
Warrant liabilities	351	1,250
Operating lease liabilities, non-current	1,240	276
Other liabilities	9	23

Total liabilities	18,084	17,668

Commitments and contingencies

Stockholders’ equity:
Convertible Preferred Stock, $0.001 par value, 20,000,000 shares authorized, no Series B-1; 2,050 and 3,366 Series B-2; 6,593 and 6,763 Series B-3; 10,719 and 0 Series C and 3,019 and 0 Series D shares issued and outstanding as of December 31, 2025 and 2024, respectively	-	-

Common Stock, $0.001 par value, 70,000,000 shares authorized; 11,648,323 and 8,873,932 shares issued and outstanding as of December 31, 2025 and 2024, respectively	12	9
Additional paid-in capital	138,413	121,833
Accumulated deficit	(127,945)	(117,409)

Total stockholders’ equity	10,480	4,433

Total liabilities and stockholders’ equity	$28,564	$22,101

BIOFRONTERA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and number of shares)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Product revenues, net	$17,100	$12,560	$41,705	$37,303
Revenues, related party	-	-	-	18

Total revenues, net	17,100	12,560	41,705	37,321

Operating expenses
Cost of revenues, related party	2,734	5,016	10,111	17,855
Cost of revenues, other	275	256	853	752
Selling, general and administrative	8,523	8,192	37,751	33,793
Selling, general and administrative, related party	223	12	619	42
Research and development	787	796	3,719	2,089

Total operating expenses	12,542	14,272	53,053	54,531

Income (Loss) from operations	4,558	(1,712)	(11,348)	(17,210)

Other income (expense)
Change in fair value of warrant liabilities	482	351	899	1,680
Change in fair value of investment, related party	(1)	(1)	2	(14)
Loss on debt extinguishment	-	-	-	(316)
Interest expense, net	(120)	(40)	(452)	(2,035)
Other income (expense), net	721	4	388	158

Total other income (expense)	1,082	314	837	(527)

Income (loss) before income taxes	5,640	(1,398)	(10,511)	(17,737)
Income tax expense	-	(2)	25	22

Net income (loss)	$5,640	$(1,396)	$(10,536)	$(17,759)

BIOFRONTERA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Years ended December 31,
	2025	2024
Cash flows from operating activities:

Net loss	$(10,536)	$(17,759)

Adjustments to reconcile net loss to cash flows used in operations

Depreciation and amortization	138	421
Reduction in the carrying amount of right-of-use assets	730	728
Stock-based compensation	951	1,019
Non-cash interest expense	491	297
Allowance for credit losses	(69)	162
Change in fair value of warrant liabilities	(899)	(1,680)
Gain on sale of asset held for sale	(700)	-
Loss from termination of operating leases	19	-
Realized/unrealized loss in investment, related party	(2)	14
Loss on debt extinguishment	-	316

Changes in operating assets and liabilities:
Accounts receivable	(1,907)	(315)
Other receivables, related party	-	2
Prepaid expenses and other assets	(1,728)	(141)
Other assets, related party	(686)	5,159
Inventories	1,445	4,233
Accounts payable	(2)	(1,452)
Accounts payable, related parties, net	(533)	(355)
Operating lease liabilities	(683)	(689)
Accrued expenses and other liabilities	610	(230)

Cash flows used in operating activities	(13,361)	(10,270)

Cash flows from investing activities
Proceeds from sale of asset held for sale	3,000	-
Sales of investment, related party	-	57
Purchase of intangible assets	-	(50)
Purchases of property and equipment	(2)	(10)

Cash flows provided by (used in) investing activities	2,998	(3)

Cash flows from financing activities
Proceeds from issuance of Series C preferred stock, net of offering costs	10,850	-
Proceeds from issuance of Series B-1 preferred stock and warrants to purchase series B-3 preferred stock, net of issuance costs	-	7,662
Proceeds from issuance of Series B-3 preferred stock from exercise of warrants	-	7,438
Proceeds from issuance of convertible notes, net of issuance costs		4,050
Payment of principal short-term debt	-	(4,315)

Cash flows provided by financing activities	10,850	14,835

Net increase in cash and cash equivalents	487	4,562
Cash, cash equivalents and restricted cash, at the beginning of the year	6,105	1,543

Cash, cash equivalents and restricted cash, at the end of the year	$6,592	$6,105

Supplemental disclosure of cash flow information
Interest paid	$6	$1,728
Income tax paid, net	$25	$24

Supplemental non-cash investing and financing activities
Preferred stock issued as consideration in asset purchase acquisition (See Note 3. Asset Acquisition)	$4,782	$-
Property, plant and equipment acquired	2,126	-
Intangible asset acquired	2,656	-
Addition of right-of-use assets in exchange for operating lease liabilities	$1,371	$55

BIOFRONTERA INC.

GAAP TO NON-GAAP ADJUSTED EBITDA RECONCILIATION

(In thousands, except per share amounts and number of shares)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$5,640	$(1,396)	$(10,536)	$(17,759)
Interest expense, net	121	40	452	2,035
Income tax expense	-	(3)	25	22
Depreciation and amortization	62	34	138	421
EBITDA	5,823	(1,325)	(9,921)	(15,281)

Gain on sale of asset held for sale	(700)	-	(700)	-
Change in fair value of warrant liabilities	(482)	(351)	(899)	(1,680)
Change in fair value of investment, related party	1	2	(2)	14
Loss on debt extinguishment	-	-	-	316
Stock based compensation	289	299	951	1,019
Expensed issuance costs	-	-	-	354
Adjusted EBITDA	$4,931	$(1,375)	$(10,571)	$(15,258)
Adjusted EBITDA margin	28.8%	-10.9%	-25.4%	-40.9%